Exhibit 99.1

TILRAY ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS TO SEPTEMBER 10, 2021

Votes already cast point to support for both the Authorized Shares Proposal and the Governance Proposals

Tilray urges stockholders to vote immediately in support of long-term value creation

NEW YORK & LEAMINGTON, Ontario—August 19, 2021--Tilray, Inc. (“Tilray” or the “Company”) (NASDAQ | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today convened and then adjourned the Special Meeting of Stockholders intended to approve two shareholder proposals: (1) a proposal to increase the authorized number of shares of common stock (“Authorized Shares Proposal”); and (2) a number of governance enhancements to increase stockholder rights (the “Governance Proposals”). The Special Meeting was adjourned to September 10, 2021, at 11:00 a.m. Eastern Time.

Based on a preliminary assessment of votes received by the Company’s proxy solicitor, the majority of votes cast to date support both the Authorized Shares Proposal and the Governance Proposals. The adjournment of the Special Meeting is intended to provide Tilray with additional time to solicit proxies and to give Tilray shareholders additional time to consider information relevant to Proposal 1, including the announcement of Tilray’s strategic investment in MedMen convertible notes and the importance of Proposal 1 in enabling Tilray to optimize the execution of that transaction.

Irwin D. Simon, Tilray’s Chairman and CEO said, “We urge stockholders who have not yet voted to participate in the success of their investment in Tilray by voting FOR all proposals on the agenda for the Special Meeting. By doing so, stockholders will be actively supporting Tilray’s ability to pursue and optimize growth opportunities, including our game-changing investment in MedMen convertible notes, expand and generate strong performance, increase stockholder rights and, ultimately, drive stockholder value. No matter how many or how few shares you own, your participation will enable us to maximize our potential to create value for our stockholders in the near-term and in the future.”

The approval of the Authorized Shares Proposal requires the affirmative vote of holders of at least a majority of the voting power of shares outstanding and entitled to vote.  The record date for the adjourned Special Meeting remains June 22, 2021. Stockholders who have already voted do not need to recast their votes unless they wish to change their vote. Stockholders who have not already voted or wish to change their vote are strongly encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (833) 497-7395 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

HELP TILRAY GROW!
VOTE “FOR” TODAY!

About Tilray

Tilray, Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information about Tilray, Inc., visit: http://www.Tilray.com

Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the need for an increase in authorized shares of common stock from 743,333,333 shares to 990,000,000 shares and the potential negative impacts to the company if the corresponding proposal is not approved. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Aphria and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Contacts
For media inquiries, please contact:
Berrin Noorata
news@tilray.com

For investor inquiries, please contact:
Raphael Gross 203-682-8253
Raphael.Gross@icrinc.com